ContextLogic Announces UP TO $150 Million STRATEGIC INVESTMENT

by BC Partners

Strategic investment and capital commitment positions the Company to execute on its stated acquisition-led value maximization strategy; ContextLogic to have up to $300 million of investible cash

Ted Goldthorpe, Head of BC Partners Credit, expected to be named Chairman of the Board

OAKLAND, Calif. and NEW YORK, – February 25, 2025 (GLOBE NEWSWIRE) – ContextLogic Inc. (NASDAQ: LOGC), (“ContextLogic” or the “Company”) and BC Partners, an alternative investment manager with c.€40 billion in assets under management, today announced that a fund advised by BC Partners Advisors L.P. will purchase up to $150 million of convertible preferred units (the “Preferred Units”) of ContextLogic Holdings, LLC, a newly-formed Delaware limited liability company (“Holdings”) and a wholly-owned subsidiary of the Company.

The investment and commitment by BC Partners, which is being led by BC Partners’ credit arm, together with cash on hand, provides ContextLogic with access to up to $300mm of cash and $2.7bn of cumulative net operating losses. Together BC Partners and the Company will review, identify, and evaluate strategic opportunities for the benefit of ContextLogic and its stockholders. The partnership follows successful initiatives by management to create a streamlined administrative and financial structure to achieve the Company’s strategic goals of acquiring and/or building one or more operating businesses.

The Preferred Units will have an initial dividend rate of 4.00%, which will increase to 8.00% upon the closing of an acquisition. The preferred units will be convertible into common units on a one-for-one basis. A fund advised by BC Partners will invest $75 million at the initial closing, and Holdings may, at its option, issue an additional $75 million of convertible preferred units to BC Partners following the initial closing date to fund an acquisition. Following completion of the investment, ContextLogic will own 58.4% and a fund advised by BC Partners will own 41.6% of Holdings’ common units on a fully diluted basis, assuming full exercise of Holdings’ option to issue additional convertible preferred units.

Rishi Bajaj, Chief Executive Officer of ContextLogic, commented, “We are excited to work with BC Partners, drawing on their expertise and strategic acumen as we seek to create compelling value for shareholders. BC Partners’ track record of value creation across the platform is impressive, and we believe they are best-in-class partners to help maximize value for shareholders. The BC Partners team brings significant experience building businesses across industries, and their capital raising capabilities, global network and operational capabilities will position the Company to deliver on its value creation plan. We strongly believe this new investment will provide us with the capital and flexibility needed to complete an attractive acquisition that could serve as a platform for future acquisitions and enable ContextLogic to fully utilize its considerable assets.”

Ted Goldthorpe, Partner at BC Partners, Head of BC Partners Credit, and incoming Chairman of ContextLogic, said, “BC Partners is excited to take this first step in realizing the tremendous value embedded in ContextLogic. We look forward to working with Rishi and the ContextLogic team to capitalize on their strong balance sheet, featuring up to $300mm of available cash. We will bring to bear the full resources of BC Partners as ContextLogic evaluates a host of strategic opportunities to deliver value to stockholders.”

Board of Directors

Ted Goldthorpe and Mark Ward are expected to join the Board of ContextLogic, with Mr. Goldthorpe expected to serve as Chairman, upon closing.

Ted Goldthorpe is a Partner at BC Partners, where he leads BC Partners Credit, a platform that he co-founded in 2017. Previously, Ted was President at Apollo Investment Corporation, Chief Investment Officer of Apollo Investment Management, and Senior Portfolio Manager, U.S. Opportunistic Credit. At Apollo, he was also a member of the Senior Management Committee and oversaw its US Opportunistic Credit platform. Prior to this, Ted was a Managing Director of the Special Situations Group at Goldman Sachs and ran the Bank Loan and Distressed Investing Desk.

Mark Ward is a Principal on the Credit team at BC Partners, having first joined the team in 2020. Prior to that Mark worked in the Restructuring Group at Houlihan Lokey.

There is no agreement between ContextLogic and any potential target company, and we can provide no assurance that an acquisition will be completed.

Advisors

Rothschild & Co acted as exclusive financial advisor to the Company. Schulte Roth & Zabel LLP acted as legal advisor to the Company and Holdings. BC Partners was advised by Proskauer Rose LLP and Ocean Lane Partners.

About ContextLogic
ContextLogic Inc. is a publicly traded company that previously completed the sale of substantially all of its operating assets and liabilities in April 2024. ContextLogic is pursuing strategic alternatives to generate value for its shareholders. For more information about ContextLogic, please visit ir.contextlogicinc.com.

About BC Partners and BC Partners Credit

BC Partners is a leading international investment firm in private equity, private debt, and real estate strategies. BC Partners Credit was launched in February 2017, with a focus on identifying attractive credit opportunities in any market environment, often in complex market segments. The platform leverages the broader firm's deep industry and operating resources to provide flexible financing solutions to middle-market companies across Business Services, Industrials, Healthcare and other select sectors. For further information, visit www.bcpartners.com/credit-strategy.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, the strategic alternatives considered by our Board of Directors, including the decisions taken thereto and alternatives for the use of our cash and cash equivalents, and other quotes of management. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to: the strategic alternatives considered by our Board of Directors, including the decisions taken thereto; our lack of operating revenues or material operations after the sale of substantially all of our assets in April 2024; our prior history of losses; our intention not to liquidate and distribute sale proceeds to our stockholders after the sale of substantially all of our assets; our continuation as a publicly-traded and reporting company after the sale of substantially all of our assets; our ability to utilize our net operating loss carryforwards and other tax attributes; risks related to any future acquisition of a business or assets; risks if we fail to develop a viable future business plan or fail to acquire a business or assets and generate revenues; risks if we engage in a business combination that has adverse tax consequences to us or our stockholders; risks if we pursue a business combination with a privately-held target; our retention of certain liabilities relating to the assets we sold and our indemnification obligations under the sale agreement for those assets; risks if we fail to make, integrate or maintain future acquisitions and investments; risks associated with a failure to maintain effective disclosure controls and internal control over financial reporting; currently pending or future litigation; changes to laws and regulations that could affect our business or ability to pursue chosen strategic alternatives; risks if we are deemed to be an investment company under the Investment Company Act of 1940; our management strategies and plans, competitive position, business environment, potential growth strategies and opportunities; our continued listing on Nasdaq; impact of future issuances of our common stock or rights to purchase our common stock; impact of our Tax Benefits Preservation Plan on our stock performance; volatility in our stock price; impact of anti-takeover provisions in our charter documents, in our Tax Benefits Preservation Plan and under Delaware law; our possible or assumed future financial performance; our future liquidity and operating expenditures; our financial condition and results of operations; competitive changes in the marketplace; our expected tax rate; the effect of changes in or the application of new or revised tax laws; the effect of new accounting pronouncements; and the other important factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the Securities and Exchange Commission (“SEC”), including the Quarterly Report on Form 10-Q for the periods ended June 30, 2024 and September 30, 2024 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this news release speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts

For ContextLogic

Lucy Simon, ContextLogic

ir@contextlogicinc.com

For BC Partners

Daniel Yunger / James Hartwell

Kekst CNC

bcpartnersus@kekstcnc.com